October 28, 1998


Mr. Kenneth G. Kasses
Chief Executive Officer
Genta Incorporated
3550 General Atomics Court
San Diego, California  92121


Dear Mr. Kasses:

This  is  to  confirm  that  the  client-auditor   relationship   between  Genta
Incorporated (Commission File Number 0-19635) and Ernst & Young LLP has ceased.

                                                      Very truly yours,

                                                      /s/ Ernst & Young LLP






cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 11-3
     450 Fifth Street, N.W.
     Washington, D.C.  20549